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                                                                    Exhibit 99.1
Empire Resources Inc.
One Parker Plaza
Fort Lee, NJ 07024

FOR IMMEDIATE RELEASE

EMPIRE RESOURCES ANNOUNCES SECOND QUARTER OPERATING RESULTS

         FORT LEE, NJ, August 09, 2005- Empire Resources, Inc. (AMEX:ERS), a distributor of value added, semi-finished aluminum products, today announced net income for the three and six months ended June 30, 2005 of $2,522,000 and $4,746,000 as compared to $1,064,000 and $2,199,000 for the same periods in 2004. Net income for the three and six months ended June 30, 2005 increased to $0.25 and $.48 per share on a fully diluted basis, as compared to $0.11 and $.22 per share on a fully diluted basis for the same period in 2004.

         Net sales for the three and six months were $89,446,000 and $169,460,000 as compared to $51,605,000 and $105,790,000 for the same periods in
2004. Net sales increased 73% for the three month period and 60% for the six month period as compared to the prior year.

         Empire Resources, Inc., is a distributor of a wide range of semi-finished aluminum products to customers in the transportation, automotive, housing, appliance and packaging industries in the U.S., Canada, Australia and New Zealand. It maintains supply contracts with aluminum mills in various parts of the world.

This press release contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially. These risks include, but are not limited to, the ability of the company to grow internally or by acquisition and to integrate acquired businesses, not being able to improve operating margins and efficiencies, changing industry and competitive conditions, and other risks referred to in the Company's registration statements and periodic reports filed with the Securities & Exchange Commission

Contact:
William Spier
212 759-3287 (ext. 101)
wspier@empireresources.com


                                 (Table Follows)





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Condensed Consolidated Statements of Income
In thousands, except per share amounts

                                                      Three Months Ended           Six Months Ended
                                                           June 30,                    June 30,
                                                    ----------------------       --------------------
                                                       2005         2004           2005        2004
                                                    ----------------------       --------------------
Net sales                                           $  89,446    $  51,605        169,460     105,790
Cost of goods sold                                     82,658       47,782        155,998      98,131
                                                    ---------    ---------       --------    --------

Gross profit                                            6,788        3,823         13,462       7,659
Selling, general and administrative expenses            1,889        1,829          4,445       3,520
                                                    ---------    ---------       --------    --------

Operating income                                        4,899        1,994          9,017       4,139
Interest expense                                          872          274          1,436         573
                                                    ---------    ---------       --------    --------

Income before income taxes                              4,027        1,720          7,581       3,566
Income taxes                                            1,505          656          2,835       1,367
                                                    ---------    ---------       --------    --------

Net income                                          $   2,522    $   1,064          4,746       2,199
                                                    =========    =========       ========    ========

Weighted average shares outstanding:
     Basic                                              9,618        9,553          9,609       9,549
                                                        =====        =====          =====       =====

     Diluted                                            9,903        9,903          9,876       9,902
                                                        =====        =====          =====       =====

Earnings per share:
     Basic                                              $0.26        $0.11          $0.49       $0.23
                                                        =====        =====          =====       =====

     Diluted                                            $0.25        $0.11          $0.48       $0.22
                                                        =====        =====          =====       =====
